                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
                                                    Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 METASOLV, INC.
                                 --------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                          [LOGO] METASOLV(R) SOFTWARE
                                METASOLV, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024

                                April 18, 2002

TO THE STOCKHOLDERS OF METASOLV, INC.

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of MetaSolv, Inc., which will be held at MetaSolv's headquarters located at 5560 Tennyson Parkway, Plano, Texas 75024, on Tuesday, May 21, 2002, at 10:00 a.m.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of MetaSolv. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ James P. Janicki
                                          James P. Janicki
                                          Chief Executive Officer and Director

                            YOUR VOTE IS IMPORTANT
  All stockholders are invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy as promptly as possible. Returning your Proxy will help MetaSolv assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. You may revoke your Proxy at any time prior to the Annual Meeting. Any stockholder attending the meeting may vote in person even if he or she has returned the Proxy.

                         [LOGO] METASOLV(R) SOFTWARE]
                                METASOLV, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 21, 2002

   The Annual Meeting of Stockholders of MetaSolv, Inc. will be held at MetaSolv's headquarters, located at 5560 Tennyson Parkway, Plano, Texas, 75024, on Tuesday, May 21, 2002, at 10:00 a.m. for the following purposes:

      1. To elect three directors to the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified or until their earlier death, resignation, or removal from office; and

      2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at MetaSolv's headquarters located at 5560 Tennyson Parkway, Plano, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting, and also at the Annual Meeting.


                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Jonathan K. Hustis
                                          Jonathan K. Hustis
                                          Vice President--Business Services,
                                          General Counsel and Corporate
                                          Secretary


Plano, Texas
April 18, 2002

                                METASOLV, INC.
                             5560 Tennyson Parkway
                              Plano, Texas 75024

                               -----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 21, 2002

                               -----------------


   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of MetaSolv, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, located at 5560 Tennyson Parkway, Plano, Texas 75024, on Tuesday, May 21, 2002, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 19, 2002.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock, par value $0.005 per share ("Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On April 1, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 37,166,546 shares of Common Stock outstanding. Each stockholder of record on April 1, 2002 is entitled to one vote for each share of Common Stock held by such stockholder. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

Proxies

   Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted, FOR the Nominees to the Board of Directors (as set forth in the Proposal), and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The solicitation of proxies is made by the Company's Board of Directors. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL
                             ELECTION OF DIRECTORS

   The Company currently has authorized seven directors. In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2003 Annual Meeting; Class II, whose term will expire at the 2004 Annual Meeting; and Class III, whose term will expire at the 2002 Annual Meeting. At the 2002 Annual Meeting, three directors will be elected to serve until the Annual Meeting to be held in 2005 or until such directors' respective successors are elected and qualified, or until their earlier death, resignation, or removal from office. The Board of Directors has selected three nominees as the nominees for Class
III. Board of Directors nominee James P. Janicki and nominee John W. White are currently directors of the Company. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

   The Company's Bylaws currently authorize seven directors. David R. Semmel resigned his position as a member of the Board of Directors in May 2001. The Board of Directors intends to maintain a composition of seven directors and is currently assessing potential candidates to fill Mr. Semmel's vacated position. For purposes of this Proxy Statement there are only three candidates being nominated for election to the Board of Directors. Stockholders may not vote for more than the number of nominees set forth in this Proxy Statement.

Nominees for Term Ending in 2005

   Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                          Director
                              Name         Since   Age
                              ----         -----   ---
                         John E. Berndt..     --   61
                         James P. Janicki   1994   46
                         John W. White...   1998   62

   John E. Berndt retired from Sprint Corporation on September 30, 2000. From 1998 to September 2000, Mr. Berndt was President of Sprint International, an operating unit of Sprint Corporation. From 1997 to 1998, Mr. Berndt was President of Flour Daniel Telecom, an operating company of Flour Daniel, Inc. Mr. Berndt was President of AT&T New Business Development/Multimedia Ventures from 1993 until the spin-off of Lucent Technologies, Inc. from AT&T occurred in 1997. Mr. Berndt serves as a director and member of the Audit and

Compensation Committees of Telular Corporation, a designer, developer and manufacturer of products for the cellular fixed wireless telecommunications industry and Calence, Inc., a privately-held communications networking consulting company. Mr. Berndt also serves as a member of the advisory board of Manugistics Group, Inc., a supply chain management and revenue optimization company.

   James P. Janicki co-founded the Company in July 1992 and since such time has served in various capacities. Mr. Janicki was appointed Chief Executive Officer in May 1999. He served as President of the Company until January 2001 and has served as a director of the Company since April 1994. From June 1982 to July 1992, Mr. Janicki was at Texas Instruments where he served in many capacities, including as manager of the Texas Instruments' CASE consulting practice from July 1987 to August 1990 and as manager of the Template software business from August 1990 until July 1992. Texas Instruments develops and manufactures semiconductors and other products in the electrical and electronics industry.

   John W. White has been a member of the Company's Board of Directors since December 1998 and Chairman of the Board of Directors since August 1999. Mr. White was Vice President and Chief Information Officer for Compaq Computer, a developer and marketer of computer hardware and software, from February 1994 to October 1998, where he served as a member of the executive management team, overseeing Compaq's worldwide information systems activities. Prior to February 1994, Mr. White was President of the Information Technology Group and Chief Information Officer for Texas Instruments. Mr. White serves as a director and member of the Compensation Committee of Citrix, a provider of server-based computing solutions.

Directors

   Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                                           Director
                         Name               Since   Term Ending Age
                         ----               -----   ----------- ---
                Lawrence J. Bouman........   2000      2004     55
                Royce J. Holland..........   2000      2003     54
                Thomas Curtis Holmes, Jr..   2001      2004     40

   Mr. Bouman has served as a director of the Company since November 2000. Since January 1999, Mr. Bouman has served as a technology advisor and independent consultant to several private communications and technology companies. From October 1995 to June 1998, Mr. Bouman was Senior Vice President and Chief Technology Officer of LCI International, Inc., a communications services provider. From June 1998 to January 1999, Mr. Bouman served as a member of the acquisition transition team following Qwest Communications International, Inc.'s acquisition of LCI International. Prior to 1995, Mr. Bouman held several senior positions with MCI Telecommunications Corporation. From September 1999 to October 2000, Mr. Bouman served as a director of Net-Tel, a competitive local exchange carrier. Mr. Bouman resigned as a director on October 2, 2000 and Net-Tel filed for bankruptcy on November 3, 2000. Mr. Bouman serves as a director of Broadwing, Inc., a communications services provider.

   Royce J. Holland has served as a director of the Company since May 2000. Mr. Holland co-founded Allegiance Telecom, a telecommunications services provider, in 1997 and has served as its Chairman of the Board and CEO since then. Previously, Mr. Holland was at MFS Communications Company, Inc., a communications services provider, as a Co-founder and a Director from its inception in 1988, and also as President from 1990, through the completion of its merger with WorldCom in December 1996. In January 1993, President George Bush appointed Mr. Holland to the National Security Telecommunications Advisory Committee. Mr. Holland has over twenty-five years experience in the telecommunications, independent power and engineering/construction industries. He also serves as a director of the following publicly traded companies: Choice One Communications, a communications provider and CSG Systems International, a provider of customer care and billing solutions.

   Mr. Holmes has served as President and Chief Operating Officer of the Company since January 2001 and as a director since May 2001. From December 1996 to December 2000, Mr. Holmes served as Vice President and General Manager of the Intelligent Network Unit of Lucent Technologies, Inc., where his responsibilities included strategic planning, product marketing, product management, development and deployment of enhanced services applications. From July 1994 to December 1996, Mr. Holmes served as Applications Group Director for Operations Support Systems for Lucent Technologies/AT&T Network Systems.

Board of Directors Meetings and Committees

   During 2001, the Board of Directors held seven meetings and acted by written consent on two occasions. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of
(i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

   During 2001, the Audit Committee of the Board of Directors held seven meetings and acted by written consent on one occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The members of the Audit Committee are John D. Thornton and Messrs. Holland and White. The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee is an "independent director," as such term is defined in Rule 4200(a)(14) of The Nasdaq Marketplace Rules.

   During 2001, the Compensation Committee held no formal meetings, but acted by written consent on five occasions. The Compensation Committee is responsible for (i) establishing compensation programs designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer and other executive officers. The members of the Compensation Committee are Messrs. Holland and Thornton.

   During 2001, the Nominating Committee held no formal meetings. The Nominating Committee is responsible for proposing candidates for nomination to the Board of Directors to fill vacancies on the board. The members of the Nominating Committee are Mr. Bouman and Mr. White. Nominations by stockholders of persons for election to the Board of Directors may be made by giving adequate notice to the Company's Secretary. To be adequate, the nomination notice must be delivered to the Secretary not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's Annual Meeting. The Nominating Committee will consider persons recommended by stockholders.

Director Compensation

   Non-employee directors receive $1,500 for each Board of Directors or standing committee meeting attended in person, and $200 per meeting attended by teleconference. All directors are reimbursed for reasonable expenses incurred by them in attending Board of Directors and committee meetings.

   Each non-employee director (other than venture capital investors and founders who hold Company stock) is granted an option to purchase up to 20,000 shares of the Common Stock under the Company's Long-Term Incentive Plan on the date he or she is elected to the Board of Directors and is granted an additional option to purchase up to 10,000 shares of the Common Stock under the Long-Term Incentive Plan for each successive year of the non-employee director's board term. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will have a term to be determined by the Compensation Committee and will generally terminate within a specified time, as defined in the Long-Term Incentive Plan, following the date the option holder ceases to be a director. Each continuing non-employee director will receive an additional award of an option to purchase up to 20,000 shares upon each subsequent election to the Board of Directors.

Each option is immediately exercisable, but the unvested shares under the option are subject to repurchase by the Company at the original exercise price per share upon the director's cessation of service as a director. With respect to the option grant of 20,000 shares upon a non-employee director's initial election or re-election to the Board of Directors, 10,000 of the shares are immediately vested and not subject to repurchase, and the repurchase right lapses and the remaining 10,000 option shares vest in a series of substantially equal monthly installments over the director's first twelve months of service. With respect to the option grants of 10,000 shares for each successive year of the non-employee director's board term, the repurchase right lapses and the option shares vest in a series of substantially equal monthly installments over the twelve months following each such grant.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of February 28, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each person named below has an address in care of the Company's principal executive offices. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Applicable percentage of ownership as of February 28, 2002 is based upon 37,159,186 shares of Common Stock outstanding.

                                                                  Shares Beneficially Owned
                                                                   as of February 28, 2002
                                                                  ------------------------
                                                                   Number of     Percentage
Beneficial Owner                                                    Shares        of Class
----------------                                                    ------        --------
John D. Thornton................................................. 4,822,778         12.98%
 Entities affiliated with Austin Ventures (1)
Michael J. Watters (2)........................................... 3,076,633          8.28
William N. Sick, Jr.............................................. 4,480,322         12.06
 Business Resources International, Inc. (3)
Private Capital Management, L.P. (4)............................. 2,004,800          5.40
Massachusetts Financial Services Company (5)..................... 2,245,005          6.04
James P. Janicki (6)............................................. 1,615,002          4.18
T. Curtis Holmes, Jr. (7)........................................   730,690          1.93
Royce W. Holland (8).............................................    71,000             *
John W. White (9)................................................    61,667             *
Lawrence J. Bouman (10)..........................................    66,600             *
Joseph W. Pollard (11)...........................................   573,473          1.53
Glenn A. Etherington (12)........................................   402,195          1.07
Jonathan K. Hustis (13)..........................................   301,996             *
All directors and executive officers as a group (12 persons) (14) 9,002,966         22.10

--------
*  Less than 1%

(1) Includes 31,005 shares held by John Thornton Family I, Ltd., 1,226,618 shares held by Austin Ventures IV-A, L.P., 2,573,382 shares held by Austin Ventures IV-B, L.P., 957,922 shares held by Austin Ventures VI, L.P., 26,942 shares held by Austin Ventures VI Affiliates Fund, L.P. and 4,909 shares held by AV Partners IV, L.P. Mr. Thornton, one of our directors, is a Partner of AV Partners IV, L.P., which is the general partner of Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P., and a general partner of AV Partners VI, L.P., which is the general partner of Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P. Mr. Thornton disclaims beneficial ownership of the shares held by John Thornton Family I, Ltd., Austin Ventures IV-A, L.P., Austin Ventures IV-B, L.P., Austin Ventures VI, L.P., Austin Ventures VI Affiliates Fund, L.P. and AV Partners IV, L.P. except to the extent of his pecuniary interest therein arising from his partnership interest in John Thornton Family I, Ltd., AV Partners IV, L.P. and AV Partners VI, L.P., as the case may be.

(2) Consists of shares held by The Watter's Children Trust, the Michael and Carole Watters Charitable Remainder Trust and MCDA International Partnership, Ltd. The address of Mr. Watters is 101 E. Park Blvd., Suite 600, Plano, Texas 75024. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission and reflects shares beneficially owned by Mr. Watters as of December 31, 2001.

(3) Includes 2,333,967 shares held by Business Resources International, Inc., 229,536 shares held by Jill Melanie Sick 1991 Trust, 229,536 shares held by David Louis Sick 1991 Trust, 114,818 shares held by Louis Pitchlyn Williams 1992 Trust and 16,875 shares held by Jill M. Sick.

(4) The address of Private Capital Management, L.P. is 8889 Pelican Bay Blvd., Naples, Florida 34108. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission and reflects shares beneficially owned by Private Capital Management, L.P. as of December 31, 2001.

(5) The address of Massachusetts Financial Services is 500 Boylston Street, Boston, Massachusetts 02116. Information with respect to such beneficial ownership was obtained from a Schedule 13G/A filed with the Securities and Exchange Commission and reflects shares beneficially owned by Massachusetts Financial Services Company as of December 31, 2001.

(6) Consists of (i) 111,230 shares held of record by Mr. Janicki and his spouse as joint tenants and (ii) 1,503,772 shares subject to stock options held by Mr. Janicki that are exercisable within sixty days of February 28, 2002. Of the shares beneficially owned by Mr. Janicki and his spouse, 463,272 are currently subject to a right of repurchase.

(7) Includes 728,498 shares subject to stock options held by Mr. Holmes that are exercisable within sixty days of February 28, 2002, 497,248 of which are currently subject to a right of repurchase.

(8) Consists of 70,000 shares subject to stock options held by Mr. Holland that are exercisable within sixty days of February 28, 2002, 30,000 of which are currently subject to a right of repurchase.

(9) Consists of 61,667 shares subject to stock options held by Mr. White that are exercisable within sixty days of February 28, 2002, 28,333 of which are currently subject to a right of repurchase.

(10) Consists of 60,000 shares subject to stock options currently held by Mr. Bouman that are exercisable within sixty days of February 28, 2002, 30,000 of which are currently subject to a right of repurchase.

(11) Includes 1,000 shares held by Mr. Pollard's minor child. Also, includes 208,989 shares subject to stock options held by Mr. Pollard that are exercisable within sixty days of February 28, 2002, 198,858 of which are currently subject to a right of repurchase.

(12) Includes 364,312 shares subject to stock options held by Mr. Etherington that are exercisable within sixty days of February 28, 2002, 275,958 of which are currently subject to a right of repurchase.

(13) Includes 224,479 shares subject to stock options held by Mr. Hustis that are exercisable within sixty days of February 28, 2002, 197,916 of which are currently subject to a right of repurchase.

(14) Includes 3,575,877 shares subject to stock options that are exercisable within sixty days of February 28, 2002. Of the shares beneficially owned by all directors and executive officers as a group, 2,075,745 are currently subject to a right of repurchase.

                         COMPENSATION COMMITTEE REPORT

Responsibilities and Composition of the Committee

   The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for (i) establishing compensation programs designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief

Executive Officer and other executive officers. The Committee is composed of two directors, currently Mr. Holland and Mr. Thornton. Neither of these directors has ever served as an employee of the Company.

   This report describes the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

   For the 2001 fiscal year, the process used by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Although the recommendations of the Company's Chief Executive Officer were considered, the Committee made the final compensation decisions concerning each officer.

Compensation Philosophy and Objectives

   The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

  . Compensation levels for executive officers are benchmarked to the outside market, using published industry data relevant to the officers' positions. Compensation decisions are made by referring to information regarding two groups of companies: companies with which the Company is expected to compete for executive talent; and companies within the industry groups with which the Company can expect to compete for investors. The Company obtained salary information on these companies through Culpepper & Associates, Inc., an independent organization that provides comprehensive salary survey data for U.S. high technology and software companies. The benchmark companies against whom the Committee gauged the Company's executive compensation may occasionally overlap those contained in the Morgan Stanley Index, which was used for comparison in the stock performance graph. The Committee, however, does not consider other companies' performance in awarding executive compensation. Nor does the Committee refer to the Morgan Stanley Index as a guide for such compensation. Rather, the Committee examines several factors when setting salaries for executive officers, including:

      . the compensation of officers at software and technology companies generally;

      .   the revenues of comparable software companies;

      .   the types of software products sold by the comparable companies;

      .   the geographic location of the comparable companies;

      . the primary sales method utilized by the comparable companies in selling their software products;

      .   whether the comparable companies are publicly or privately held; and

      .   the job responsibilities of the officers in the comparable companies.

  . The total compensation opportunity is targeted to be in the 75th percentile of these companies; incremental amounts may be earned above or below that level depending upon corporate and individual performance. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company's business.

  . Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met.

  . Incentive compensation is designed to reinforce the achievement of both short- and long-term corporate objectives.

Compensation of Executive Officers Generally

   The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a principal view to enhancing stockholder value.

   Generally, the Company's executive compensation program makes a significant portion of each executive's cash compensation contingent upon growth and improvement in the Company's results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of the Common Stock. The program also is designed to attract and retain talented executives who are essential to the Company's long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

   Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives that are important in meeting the Company's earnings per share, operating profit and revenue goals and in enhancing stockholder value. The Company's executive compensation policies and programs are intended to (i) provide rewards contingent upon Company and individual performance, (ii) link executive compensation to sustainable increases in stockholder value, (iii) promote teamwork among executives and other Company employees, (iv) effect retention of a strong management team, and
(v) encourage personal and professional development and growth.

   The primary components of the Company's executive compensation program are salary, performance bonuses and stock options.

   Base Salary. The Committee reviews the salary of each of its executive officers annually. The Committee's review takes into consideration the Company's revenue, earnings per share and operating profits and the duties and performance of each executive. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

   Incentive Bonuses. The Company has established a bonus system for executive officers based on financial performance criteria, including revenue growth, profitability and percentage performance compared to established targets. During 2001 executive officers could earn annual bonuses targeted between 45% and 70% of their respective base salaries. The bonus payable, if any, is paid semi-annually and is contingent upon the attainment of six-month objectives determined by the Committee. Other senior managers have similar bonus arrangements. Bonuses were determined based on the achievement of the financial and operational goals for the Company in the following areas:

  .   revenue achievement;

  .   operating income; and

  .   achievement of departmental objectives.

   The Company and each executive accomplished the majority of these goals for the first half of 2001, and therefore each executive received 82% of the target bonus (66% of the maximum possible bonus) for such period. No bonuses were paid for the second half of 2001.

   Stock Options and Equity Compensation. The Committee believes that granting stock options and other forms of equity compensation to executive officers and other key employees is an important method of enhancing long-term profitability and stockholder value. The Committee views the Long-Term Incentive Plan as a vehicle to attract and retain experienced employees and to align the employee's economic incentives with those of the Company's stockholders. Under the Long-Term Incentive Plan, the Committee may grant options and other forms of equity compensation to executive officers who are expected to contribute materially to the

Company's future success. In determining the size of stock option and other equity grants, the Committee focuses primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives. In addition, the Committee examines the option holdings of the executives and the competitive market for qualified executives. The Committee's primary objectives in granting awards are the retention of its executives and to incentivize officers to improve the Company's performance.

   The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for the Company's executive officers. Because they generally provide rewards to executives only to the extent the Company's stock price increases after the options or other equity awards are granted, the Committee feels that stock options and other equity awards granted under the Long-Term Incentive Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

Policy on Deductibility of Compensation

   It is the responsibility of the Committee to address the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limits to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid executive officers. In that regard, the Committee must determine whether any actions with respect to Section 162(m) should be taken by the Company. At this time, the Committee has determined that the Section 162(m) deduction limitation does not apply because the Company continues to fall (through December 31, 2002)within the extended reliance period for corporations that become publicly held in connection with an initial public offering. The Committee will continue to monitor the reliance period and will take appropriate action when it is warranted in the future.

Chief Executive Officer Compensation

   The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 2001 fiscal year, Mr. Janicki's base salary was $275,000. Mr. Janicki earned a bonus in the amount of $78,797 in 2001. He also received $2,625 in matching contributions under the Company's 401(k) Plan.

   Mr. Janicki's salary was not linked to any set corporate or personal performance goals. Mr. Janicki's bonus was tied to the same financial and operational goals for the Company as the bonuses for all executives.
Mr. Janicki's bonus reflects the Company's accomplishment of the majority of the financial and operational goals for the first half of 2001.

   The foregoing report has been approved by all of the members of the Committee.

                                          THE COMPENSATION COMMITTEE

                                          Royce J. Holland
                                          John D. Thornton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Neither of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

   Mr. Royce Holland, a director of the Company and member of the Compensation Committee, is Chairman of the Board, CEO and a 5% stockholder of Allegiance Telecom, a customer of the Company. Purchases by Allegiance from the Company in fiscal year 2001 accounted for $896,788 in revenue to the Company.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Royce J. Holland
                                          John D. Thornton
                                          John W. White


Audit and Non-Audit Fees

   The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP in 2001.

       Audit fees, excluding audit related fees and all other fees. $154,600
                                                                    --------
       Financial information systems design and implementation (1). $      0
                                                                    --------
       All other fees:
           Audit related fees (2)..................................   17,000
           Other non-audit services (3)............................   42,000
                                                                    --------
       Total all other fees........................................ $ 59,000
                                                                    ========

--------
(1) There were no financial information systems design and implementation services provided.
(2) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans, audits of certain businesses acquired during the year, review of registration statements and issuance of consents.
(3) Other non-audit fees consisted of tax compliance services.

   The Audit Committee has considered whether the provision of the services covered under "Audit and Non-Audit Fees" is compatible with maintaining the principal accountant's independence.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. The Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. KPMG LLP has audited the Company's financial statements for each of the fiscal years ended December 31, 1997 through December 31, 2001. KPMG LLP's representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           MANAGEMENT COMPENSATION`

General

   The following table sets forth all compensation awarded or earned by the Company's Chief Executive Officer and the four other most highly paid executive officers during the last three fiscal years (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                             Long-Term
                                                 Annual Compensation        Compensation
                                           -----------------------------    ------------
                                                                             Securities
                                    Fiscal                    Other Annual   Underlying     All Other
    Name and Principal Position      Year   Salary    Bonus   Compensation   Options(#)  Compensation(1)
    ---------------------------     ------ -------- --------- ------------  ------------ ---------------
James P. Janicki...................  2001  $265,625 $  78,797   $      0      250,000         2,625
 Chief Executive Officer             2000   198,750   153,457      2,885(2)         0         2,625
                                     1999   183,750   100,328          0      200,000         6,290

T. Curtis Holmes, Jr...............  2001   245,353    59,213    181,052(3)   700,000         2,625
 President and Chief Operating       2000         0         0          0            0             0
   Officer                           1999         0         0          0            0             0

Glenn A. Etherington...............  2001   197,688    40,052          0       75,000         2,625
 Chief Financial Officer             2000   179,438   100,965          0       55,000         2,625
                                     1999    89,798    50,287     68,750(4)   320,000             0

Joseph W. Pollard..................  2001   197,500    43,973          0      125,000             0
 Vice President - Sales              2000   178,125   119,236          0       47,500             0
                                     1999   158,125    98,828          0      120,000         6,290

Jonathan K. Hustis.................  2001   171,688    34,517          0       77,750         2,625
 Vice President - Business Services  2000   146,813    83,857          0       42,250         2,625
   and General Counsel               1999   132,833    66,021      1,947(2)    80,000         7,235

--------
(1) Represents contributions made by the Company to all of our Named Executive Officers under our 401(k)/ profit sharing plan.
(2) Represents payment in lieu of accrued vacation time.
(3) Represents a one-time relocation bonus in the amount of $160,000 and moving expenses paid to a third party of $21,052.
(4) Represents relocation expenses reimbursed by the Company.

Executive Option Grants

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 2001.

                         Option Grants in Fiscal 2001

                                    Individual Grants
                      ----------------------------------------------
                                                                     Potential Realizable Value
                      Number of  Percentage of                         at Assumed Annual Rates
                      Securities Total Options                       of Stock Price Appreciation
                      Underlying   Granted to   Exercise                 for Option Term(3)
                       Options    Employees in  Price Per Expiration ---------------------------
        Name          Granted(1) Fiscal 2001(2)   Share      Date          5%            10%
        ----          ---------- -------------- --------- ----------  ------------   -----------
James P. Janicki.....  250,000         7.0%       $8.78     5/1/06   $    606,438    $ 1,340,069
T. Curtis Holmes, Jr.  625,000        17.4%        9.88     1/8/06      1,706,039      3,769,899
                        75,000         2.1%        7.88     1/8/06        163,282        360,811
Glenn A. Etherington.   75,000         2.1%        8.78     5/1/06        181,931        402,021
Joseph W. Pollard....  125,000         3.5%        8.78     5/1/06        303,219        670,035
Jonathan K. Hustis...   77,750         2.2%        8.78     5/1/06        188,602        416,762

--------
(1) Generally, most of the shares under the options listed in the table are immediately exercisable, but are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The repurchase right lapses and the optionee vests in 25% of the option shares upon completion of twelve months of service from the vesting start date, and in the balance in a series of equal annual installments over the next three years of service. Of the option shares granted to Mr. Holmes, 659,496 are immediately exercisable and 40,504 are exercisable one year prior to the vesting in such shares, but in both cases such shares are subject to repurchase by the Company at the original exercise price paid per share upon Mr. Holmes' cessation of service prior to vesting in such shares. The repurchase right lapses and Mr. Holmes vests in 25% of such option shares upon completion of twelve months of service from the vesting start date, and in the balance in a series of equal annual installments over the next three years of service. The option shares listed in the table above will vest upon the dissolution or liquidation of the Company, or on certain reorganizations where there is no plan to convert or exchange the options into option shares of the surviving entity. Each of the options has a five-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(2) Based upon options to purchase an aggregate of 3,588,950 shares of Common Stock granted to employees of the Company in 2001 under the Long-Term Incentive Plan.
(3) The potential realizable value is calculated based on the term of the option at the time of grant (five years). Annual stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Option Exercises and Holdings

   The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2001, as well as the value of unexercised options held by such persons on December 31, 2001. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $7.86 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 31,
2001) also are included.

                   Aggregate Option Exercises in Fiscal 2001
                       and Fiscal Year-End Option Values

                                            Number of Securities
                                           Underlying Unexercised Value of Unexercised In-the-
                       Shares                    Options at             Money Options at
                      Acquired              December 31, 2001(2)       December 31, 2001
                        Upon      Value    ---------------------- ----------------------------
        Name          Exercise Realized(1)   Vested     Unvested      Vested       Unvested
        ----          -------- -----------  ---------   --------    ----------    ----------
James P. Janicki..... 150,000  $2,530,350  1,040,500    450,000   $7,549,813     $1,086,000
T. Curtis Holmes, Jr.      --          --         --    700,000           --             --
Glenn A. Etherington.  20,000     152,540     88,354    308,250      314,083        808,320
Joseph W. Pollard....  78,256     565,182     11,875    286,881            0        717,178
Jonathan K. Hustis...  40,000     381,300     26,563    217,437       67,360        642,980

--------
(1) Calculated as the difference between the fair market value of the Common Stock at the time of the option exercise and the exercise price.
(2) Some of the unvested options are immediately exercisable, but any shares purchased under those options will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service with the Company, before vesting in such shares. For those immediately exercisable options, the heading "Vested" refers to shares no longer subject to repurchase; the heading "Unvested" refers to shares subject to repurchase as of December 31, 2001. Those option shares that are not immediately exercisable will vest and typically become exercisable as to 25% of the stock upon completion of twelve months of service from the vesting start date, with the balance vesting in a series of equal annual installments over the next three years of service.

Termination and Change in Control Arrangements

   James P. Janicki's employment agreement provides for his employment as Chief Executive Officer and Chief Technology Officer of the Company at an annual base salary of $275,000 in 2001, with a bonus of up to 75% of his base salary in 2001 pursuant to the terms of the Company's performance bonus plan. T. Curtis Holmes, Jr.'s employment agreement provides for his employment as President and Chief Operating Officer of the Company at an annual base salary of $250,000 in 2001, with a bonus of up to 60% of his base salary in 2001 pursuant to the terms of the Company's performance bonus plan. Glenn A. Etherington's employment agreement provides for his employment as Chief Financial Officer of the Company at an annual base salary of $200,000 in 2001, with a bonus of up to 50% of his base salary in 2001 pursuant to the terms of the Company's performance bonus plan. Joseph W. Pollard's employment agreement provides for his employment as Vice President - Sales of the Company at an annual base salary of $200,000 in 2001, with a bonus of up to 55% of his base salary in 2001 pursuant to the terms of the Company's performance bonus plan. Jonathan K. Hustis' employment agreement provides for his employment as General Counsel, Vice President - Business Services and Corporate Secretary of the Company at an annual base salary of $175,000 in 2001, with a bonus of up to 50% of his base salary in 2001 pursuant to the terms of the Company's performance bonus plan. Each of the Named Executive Officers' compensation is subject to annual review by the Compensation Committee of the Board of Directors. Under the employment agreements, each Named Executive Officer is subject to noncompetition, nonsolicitation and nondisclosure covenants.

   The employment agreement for each Named Executive Officer provides severance benefits in the event that his employment is terminated (1) by the Company other than for cause, or (2) by a Named Executive Officer for good reason (e.g., a change in his status, title, position or responsibilities; the Company's requiring him to be based outside of the location of the Company's corporate headquarters; or any material breach by the Company of a provision of the employment agreement). Upon such termination without cause or with good reason, the Named Executive Officer shall receive an amount equal to one times his base salary plus his annual target performance bonus. In addition, any stock options granted up to the date of termination vest immediately upon termination.

   The employment agreement for each Named Executive Officer also provides severance benefits in the event that, at any time during the twenty-four month period following a change in control of the Company, (1) his employment is terminated by the Company without cause, or by the Named Executive Officer for good reason (which includes the reasons set forth above, and also the failure by the Company to continue in effect the Named Executive Officer's compensation or employee benefits in which he was participating prior to the change in control, or the failure of the Company to obtain an agreement from its successor to assume the employment agreement), or (2) his employment agreement is not renewed by the Company. Upon such termination, and in lieu of the severance benefits described in the preceding paragraph, the Named Executive Officer shall receive an amount equal to two times his base salary plus two times his annual target performance bonus. In addition, any stock options granted up to the date of termination vest immediately upon termination, and the Named Executive Officer shall have one year following the date of termination to exercise any unexercised options held by him. A change in control is defined to include the acquisition by any person or group of, or the completion by any person or group of a tender or exchange offer for, more than 50% of the outstanding voting securities of the Company; a merger or consolidation of the Company which results in those stockholders prior to such merger or consolidation holding less than 50% of the total voting securities of the surviving or resulting entity; a transfer of substantially all of the property or assets of the Company; or the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors, of the lesser of three directors, or directors constituting a majority of the number of the directors of the Company then in office.

   Each of the Named Executive Officers received options in 2001 to purchase shares of Common Stock. Under the terms of their respective option agreements, in addition to the vesting rights set forth above, if their employment terminates after a change in control occurs, they also will immediately vest in all shares that otherwise would have vested during the twenty-four months following the date their employment terminates.

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Common Stock between November 18, 1999 and December 31, 2001 with the cumulative total return of the Nasdaq National Market Composite Index and the Morgan Stanley High Tech Index (the "MS High Tech Index") over the same period. This graph assumes an investment of $100.00 on November 18, 1999 in the Common Stock, in the Nasdaq National Market Composite Index and the MS High Tech Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from Morgan Stanley Dean Witter, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                             AMONG METASOLV, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE MORGAN STANLEY HIGH TECH INDEX

                              [PERFORMANCE CHART]
--------
*$100 INVESTED ON 11/18/99 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                 11/18/99 12/31/99 03/31/00 06/30/00 09/29/00 12/29/00 03/30/01 06/29/01 09/28/01 12/31/01
                                 -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
MetaSolv, Inc................... $100.00  $430.26  $310.86  $231.58  $215.13   $48.03   $74.34   $41.74   $31.58   $41.36
Nasdaq National Market Composite
 Index..........................  100.00   121.58   136.62   118.49   109.73    73.81    54.98    64.57    44.78    58.27
Morgan Stanley High Tech Index..  100.00   117.60   135.63   129.75   121.48    85.34    66.96    74.00    47.74    64.75

   The Company effected its initial public offering of its Common Stock on November 17, 1999 and trading of the Common Stock commenced on November 18, 1999. The price to the public on November 18, 1999 was $19 per share.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the DGCL. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   Mr. Royce Holland, a director of the Company, is Chairman of the Board, CEO and a 5% stockholder of Allegiance Telecom, a customer of the Company. Purchases by Allegiance from the Company in fiscal year 2001 accounted for $896,788 in revenue to the Company.

   The Company paid approximately $64,800 to Seven Continents Travel in 2001 for business travel expenses. In addition, an indeterminable amount was indirectly paid to Seven Continents Travel by the Company through reimbursements to employees who utilized Seven Continents' services. Seven Continents Travel was then owned by Rosemary Janicki, who is the mother of the Company's chief executive officer. Ms. Janicki disposed of her interest in Seven Continents Travel in December 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The members of the Company's Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports disclosing their ownership of the Common Stock and their transactions in such Common Stock. Based upon the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions in the Common Stock and their Common Stock holdings, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board of Directors members and greater than ten-percent stockholders.

                                   FORM 10-K

   THE COMPANY WILL MAIL TO YOU WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS FORM 10-K REPORT FOR 2001. REQUESTS SHOULD BE SENT TO METASOLV, INC., 5560 TENNYSON PARKWAY, PLANO, TEXAS 75024, ATTN: JONATHAN K. HUSTIS, GENERAL COUNSEL. A COPY OF THE COMPANY'S FORM 10-K REPORT FOR 2001 IS ALSO AVAILABLE ON ITS INTERNET WEBSITE AT WWW.METASOLV.COM.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2003 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received in writing by the Company's Secretary not later than December 21, 2002 in order to be included. Such stockholder proposals should be addressed to MetaSolv, Inc., 5560 Tennyson Parkway, Plano, Texas 75024, Attn: Jonathan K. Hustis, Corporate Secretary.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ Jonathan K. Hustis
                                                    Jonathan K. Hustis
                                            Vice President--Business Services,
                                               General Counsel and Corporate
                                                         Secretary

Plano, Texas
April 18, 2002


  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

  THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                                                                      PROXY

                                 METASOLV, INC.
                   5560 Tennyson Parkway, Plano, Texas 75024

 This Proxy is Solicited on Behalf of the Board of Directors of MetaSolv, Inc.
         for the Annual Meeting of Stockholders to be held May 21, 2002


     The undersigned holder of Common Stock, par value $.005, of MetaSolv, Inc.(the "Company") hereby appoints Jonathan K. Hustis and Glenn A. Etherington, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 21, 2002 at 10:00 a.m. local time, at the Company's headquarters located at 5560 Tennyson Parkway, Plano, Texas 75024, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner asdirected herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS (AS SET FORTH IN PROPOSAL 1) AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                            [ FOLD AND DETACH HERE ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS
(AS SET FORTH IN PROPOSAL 1).   Please mark |X|
                                your vote as
                                indicated in
                                this example

1. To elect the following directors to serve for a term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified:

                FOR the nominees                      WITHHOLD
                  listed below                        AUTHORITY
               (except as marked             to vote for all nominee(s)
             to the contrary below)                 listed below
                      |_|                                |_|



Nominees: 01 John E. Berndt, 02 James P. Janicki and 03 John W. White

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

____________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Dated:________________________________________________, 2002

Signature___________________________________________________

____________________________________________________________
                 Signature (if held jointly)

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

                            [ FOLD AND DETACH HERE ]

                                       Page 2